AMENDMENT NO. 1

Dated as of August 1, 2004

to

POOLING AND SERVICING AGREEMENT

Dated as of August 1, 2004

among

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,

Depositor

UBS REAL ESTATE SECURITIES INC.,
Transferor

WELLS FARGO BANK, N.A.,

Master Servicer, Trust Administrator, Custodian and Securities Intermediary

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee and Custodian

MASTR ASSET SECURITIZATION TRUST 2004-9

MORTGAGE PASS THROUGH CERTIFICATES, Series 2004-9

THIS AMENDMENT NO. 1, dated as of August 1, 2004 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2004, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the “Depositor”), UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the “Transferor”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”), trust administrator (in such capacity, the “Trust Administrator”), as a custodian (in such capacity, a “Custodian”) and as securities intermediary (in such capacity, the “Securities Intermediary”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as trustee (in such capacity, the “Trustee”), and a custodian (in such capacity, a “Custodian”).

W I T N E S S E T H

WHEREAS, the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Securities Intermediary, the Custodians and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

ARTICLE II

Amendments to Preliminary Statement.

The section entitled “Master REMIC” and the related table and footnotes to such table in the Preliminary Statement are hereby deleted and replaced in their entirety with the following:

Master REMIC:

The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

	Initial Class Principal Balance or Notional Amount	Initial Pass- Through Rate	Minimum Denomination	Integral Multiples in Excess of Minimum
Class 1-A-1	$32,000,000	4.750%	$25,000	$1
Class 2-A-1	$144,000,000	5.500%	$25,000	$1
Class 2-A-2	$19,130,000	5.500%	$25,000	$1
Class 2-A-3	$15,858,000	5.500%	$25,000	$1
Class 2-A-4	$19,888,000	5.500%	$25,000	$1
Class 3-A-1	$75,188,000	5.250%	$25,000	$1
Class 3-A-2	$20,000,000	5.250%	$25,000	$1
Class 3-A-3	$7,682,000	5.250%	$25,000	$1
Class 3-A-4	$10,779,508	5.250%	$25,000	$1
Class 3-A-5	$10,000,000	5.250%	$25,000	$1
Class 3-A-6	$12,000,000	5.250%	$25,000	$1
Class 3-A-7(1)	$2,264,000	5.250%	$25,000	$1
Class 4-A-1	$115,000,000	6.000%	$25,000	$1
Class 5-A-1	$40,785,000	5.250%	$25,000	$1
Class 6-A-1	$65,000,000	5.000%	$25,000	$1
Class 7-A-1	$50,450,000	(2)	$25,000	$1
Class 8-A-1	$14,108,000	(3)	$25,000	$1
Class 8-A-2	$74,996,000	(3)	$25,000	$1
Class PO	$6,138,696	(4)	$25,000	$1
Class 15-A-X	(5)	5.000%	$100,000	$1
Class 30-A-X	(6)	5.500%	$100,000	$1
Class A-LR	$50	4.750%	100%	N/A
Class A-UR	$50	4.750%	100%	N/A
Class 8-B-1	$634,000	(3)	$25,000	$1
Class 8-B-2	$181,000	(3)	$25,000	$1
Class 8-B-3	$180,000	(3)	$25,000	$1
Class 8-B-4	$181,000	(3)	$25,000	$1
Class 8-B-5	$136,000	(3)	$25,000	$1
Class 8-B-6	$45,781	(3)	$25,000	$1
Class 15-B-1	$966,000	(7)	$25,000	$1
Class 15-B-2	$386,000	(7)	$25,000	$1
Class 15-B-3	$290,000	(7)	$25,000	$1
Class 15-B-4	$193,000	(7)	$25,000	$1
Class 15-B-5	$194,000	(7)	$25,000	$1
Class 15-B-6	$96,783	(7)	$25,000	$1
Class 30-B-1	$6,069,000	(8)	$25,000	$1
Class 30-B-2	$1,969,000	(8)	$25,000	$1
Class 30-B-3	$1,148,000	(8)	$25,000	$1
Class 30-B-4	$656,000	(8)	$25,000	$1
Class 30-B-5	$820,163	(8)	$25,000	$1
Class 30-B-6	$492,799	(8)	$25,000	$1
Component 3-A-7-1	$760,000	5.250%	N/A	N/A
Component 3-A-7-2	$304,000	5.250%	N/A	N/A
Component 3-A-7-3	$1,200,000	5.250%	N/A	N/A

______________

(1)

The Class 3-A-7 Certificates will be deemed for purposes of the distribution of interest and principal to consist of three Components as described in the table.  The Components are not severable.

(2)

Interest will accrue on the Class 7-A-1 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in Asset Group 7 as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after giving effect to any Scheduled Payments due on each such Mortgage Loan on such date), subject to adjustment for Prepayments in Full received and distributed prior to that Distribution Date.  The per annum Pass-Through Rate on the Class 7-A-1 certificates for the first Interest Accrual Period is 6.327%.

(3)

Interest will accrue on the Class 8-A-1, Class 8-A-2, Class 8-B-1, Class 8-B-2, Class 8-B-3, Class 8-B-4, Class 8-B-5 and Class 8-B-6 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in Asset Group 8 as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after giving effect to any Scheduled Payments due on each such Mortgage Loan on such date), subject to adjustment for Prepayments in Full received and distributed prior to that Distribution Date.  The per annum pass-through rate on the Class 8-A-1, Class 8-A-2, Class 8-B-1, Class 8-B-2, Class 8-B-3, Class 8-B-4, Class 8-B-5 and Class 8-B-6 certificates for the first interest accrual period is expected to be approximately 5.149%.

(4)

The Class PO Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

(5)

The Class 15-A-X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the related Notional Amount (initially $2,435,742).

(6)

The Class 30-A-X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the related Notional Amount (initially $14,043,082).

(7)

Interest will accrue on the Class 15-B-1, Class 15-B-2, Class 15-B-3, Class 15-B-4, Class 15-B-5 and Class 15-B-6 Certificates at a per annum rate equal to the weighted average of (i) 4.750% for Asset Group 1, (ii) 5.250% for Asset Group 5, (iii) 5.000% for Asset Group 6 and (iv) for Asset Group 7, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in Asset Group 7 as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after giving effect to any Scheduled Payments due on each such Mortgage Loan on such date), subject to adjustment for Prepayments in Full received and distributed prior to that Distribution Date, weighted on the basis of the portion of the aggregate Class Principal Balance of the Class 15-B-1, Class 15-B-2, Class 15-B-3, Class 15-B-4, Class 15-B-5 and Class 15-B-6 Certificates attributable to each such Asset Group.  The per annum Pass-Through Rate on the Class 15-B-1, Class 15-B-2, Class 15-B-3, Class 15-B-4, Class 15-B-5 and Class 15-B-6 Certificates for the first Interest Accrual Period is 5.366%.

(8)

Interest will accrue on the Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5 and Class 30-B-6 Certificates at a per annum rate equal to the weighted average of (i) 5.500% for Asset Group 2 and (ii) 6.000% for Asset Group 4, weighted on the basis of the portion of the aggregate Class Principal Balance of the Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5 and Class 30-B-6 Certificates attributable to each such Asset Group.  The per annum Pass-Through Rate on the Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5 and Class 30-B-6 Certificates for the first Interest Accrual Period is 5.619%.

ARTICLE III

Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Securities Intermediary, the Custodians and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

ARTICLE IV

Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Securities Intermediary, the Custodians and the Trustee.

ARTICLE V

Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

ARTICLE VI  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

ARTICLE VII  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

ARTICLE VIII  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Transferor, the Master Servicer, the Trust Administrator, the Securities Intermediary and the Custodians have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC., as Depositor

By:                   /s/ Eileen A. Lindblom

Name:

Eileen A. Lindblom

Title:

Executive Director

By:                   /s/ Peter Ma

Name:

Peter Ma

Title:

Director

UBS REAL ESTATE SECURITIES INC., as

Transferor

By:                   /s/ Eileen A. Lindblom

Name:

Eileen A. Lindblom

Title:

Executive Director

By:                   /s/ Peter Ma

Name:

Peter Ma

Title:

Director

WELLS FARGO BANK, N.A., as Master Servicer,

Trust Administrator, Securities Intermediary and a Custodian

By:                   /s/ Robert J. Patelunas

Name:

Robert J. Patelunas

Title:

Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee and a Custodian

By:                   /s/ Shannon M. Rantz

Name:

Shannon M. Rantz

Title:

Vice President